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                                                                   EXHIBIT 10.11
                                PROMISSORY NOTE

$443,276.96                                            Denver , Colorado
                                                            June 1, 1997

     1. OBLIGATION. FOR VALUE RECEIVED, the Real Information Systems, Inc., a Colorado corporation ("Real") does hereby promise to pay to Advance Worldwide Education, L.C. FOUR HUNDRED FOURTY THREE THOUSAND TWO HUNRED SEVENTY SIX DOLLARS AND NINETY SIX CENTS ($443,276.96) together with interest on unpaid principal portions of the Note calculated at a rate equal to eight percent (8%) per annum from June 1, 1997 until paid.

     2.    PAYMENT.  This Note shall be paid as follows:

           (a) Payment of all accrued interest shall be made on June 30, September 30, December 31, and March 31 of each year beginning with the first payment on June 30, 1997.

           (b) In addition to the payments described in Section 2.(a) above, payment of equal to one-sixteenth (1/16) of the principal amount due and payable as of June 30, 1997, shall be paid in 15 payments on June 30, September 30, December 31, and March 31 of each year, beginning with the first payment on June 30, 1998.

           (c) A final payment of all unpaid interest and principal on March 31, 2002


     3. PREPAYMENT. Privilege is reserved to prepay all or any portion of this Note at any time or from time to time without penalty.

     4. DEFAULT. If any payment required by this Note is not made when due, time being of the essence, the entire sum of principal and interest, shall become due and payable at once, at the election of the holder. From and after that date, the entire unpaid amount of this Note shall accrue interest at thereafter at the rate of fourteen percent (14%) per annum.

     5. WAIVER. The undersigned and any endorsers each waive valuation, appraisement, presentment, protest and demand, and notice of protest, demand, dishonor and non-payment of this Note, and expressly agree that the maturity of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the undersigned or said endorsers.

     6. COSTS AND FEES. If this Note is placed in the hands of an attorney for collection or suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership, reorganization, or other judicial proceedings for the establishment or collection of any amount called for hereunder, or if any amount payable or to be payable hereunder is collected through any such proceedings, the undersigned agrees to pay the holder of this Note all costs and expenses of collection, including attorneys fees, irrespective of whether suit is instituted and whether at trial or on appeal.
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7.    APPLICATION OF PAYMENTS. Any and all payments on this Note, when made, shall be applied first to costs and expenses described in the preceding Section 6, then to accrued interest and then to principal. Prepayments of principal shall be treated as installments applied in inverse order of when due, and shall not affect the amount of any future installments which may become due on any amount remaining owing on this Note.

8.    GOVERNING LAW. This Note is governed by the laws of the State of Colorado.

REAL INFORMATION SYSTEMS, INC.

 /s/ Robert N. Helmick
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Robert N. Helmick, President

 /s/ Jonathan Dobrin
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Jonathan Dobrin, Vice President